Exhibit 4.31
2024 NOTES SUPPLEMENTAL INDENTURE NO. 4

This 2024 NOTES SUPPLEMENTAL INDENTURE NO. 4 (this “Supplemental Indenture”), dated as of May 23, 2017, by and among Dell International L.L.C., a Delaware limited liability company (“Dell International”), EMC Corporation, a Massachusetts corporation (together with Dell International, the “Issuers”), QTZ L.L.C., a Delaware limited liability company and a subsidiary of Denali Intermediate Inc., a Delaware corporation (“Covenant Parent”), Dell Global Holdings XIII L.L.C., a Delaware limited liability company and a subsidiary of Covenant Parent (together with QTZ L.L.C., the “Guaranteeing Subsidiaries” and each a “Guaranteeing Subsidiary”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuers are party to an indenture, dated as of June 22, 2016 (the “Base Indenture”), as supplemented by (i) the 2024 Notes Supplemental Indenture No. 1, dated as of June 22, 2016, (ii) the First Supplemental Indenture, dated as of September 6, 2016, (iii) the 2024 Notes Supplemental Indenture No. 2, dated as of September 7, 2016, and (iv) the 2024 Notes Supplemental Indenture No. 3, dated as of September 7, 2016 (the supplemental indentures referred to in clauses (i) through (iv), together with the Base Indenture and this Supplemental Indenture, and as further amended and supplemented, the “Indenture”), providing for the issuance of $1,625,000,000 aggregate principal amount of 7.125% Senior Notes due 2024 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee, on a joint and several basis with the other Guarantors, all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder of any series of Notes.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the 2024 Notes as follows:
(1)    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
(2)    Agreement to Guarantee. Each Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to a Guarantor, including Article 10 thereof.
(3)    Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Note Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the 2024 Notes.

(4)    Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(5)    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
(6)    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
(7)    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.
DELL INTERNATIONAL L.L.C.
By:    /s/ Janet B. Wright
    Name: Janet B. Wright
    Title: Senior Vice President and Assistant
Secretary
EMC CORPORATION
By:    /s/ Janet B. Wright
    Name: Janet B. Wright
    Title: Senior Vice President and Assistant
Secretary
GUARANTEEING SUBSIDIARIES:
DELL GLOBAL HOLDINGS XIII L.L.C.
By:    /s/ Janet B. Wright
    Name: Janet B. Wright
    Title: Senior Vice President and Assistant
Secretary
QTZ L.L.C.
By:    /s/ Janet B. Wright
    Name: Janet B. Wright
    Title: Senior Vice President and Assistant
Secretary

[Signature Page to 2024 Notes Supplemental Indenture No. 4]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:    /s/ R. Tarnas
    Name: R. Tarnas
    Title: Vice President

[Signature Page to 2024 Notes Supplemental Indenture No. 4]